                                                                      Exhibit 10


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-1A of Janus Adviser Modular Portfolio Construction Fund, to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado

September 2, 2008